UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2017

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Completion of Sale of Senior Notes due 2028

On December 14, 2017, Central Garden & Pet Company (the “Company”) completed the sale of $300,000,000 aggregate principal amount of 5.125% Senior Notes due 2028 (the “2028 Senior Notes”). As previously reported, the Company sold the 2028 Senior Notes pursuant to an underwriting agreement, dated December 7, 2017 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in the Underwriting Agreement.

The 2028 Senior Notes are governed by, and were issued pursuant to, the Indenture, dated as of March 8, 2010 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that Seventh Supplemental Indenture, dated as of December 14, 2017, by and among the Company, the Subsidiary Guarantors named therein and the Trustee (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture provides, among other things, that the 2028 Senior Notes will bear interest at a rate of 5.125% per annum, payable on February 1 and August 1 of each year, commencing August 1, 2018. The 2028 Senior Notes will mature on February 1, 2028. The Indenture contains customary covenants and events of default, including failure to pay principal or interest on the 2028 Senior Notes when due, among others.

The 2028 Senior Notes are unsecured senior obligations of the Company and rank equally in right of payment with the Company’s existing and future senior debt, including the Company’s existing senior notes, and senior in right of payment to all of the Company’s future subordinated debt. The Company’s obligations under the 2028 Senior Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors (the “Guarantees”). The Guarantees are unsecured senior obligations of the Subsidiary Guarantors and rank equally in right of payment with all of the Subsidiary Guarantors’ existing and future senior debt, including the Company’s existing senior notes, and senior in right of payment to all of the Subsidiary Guarantors’ future subordinated debt. The 2028 Senior Notes and the Guarantees will be effectively subordinated to all of the Company’s existing and future secured debt, including obligations under the Company’s senior secured revolving credit facility, to the extent of the value of the collateral securing such debt. In addition, the 2028 Senior Notes will be structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Seventh Supplemental Indenture (which includes the form of the 2028 Senior Notes and the Guarantees), which is filed herewith as Exhibit 4.1.

Eighth Supplemental Indenture

On December 14, 2017, pursuant to the Eighth Supplemental Indenture, the following direct and indirect subsidiaries became guarantors of the Company’s outstanding 6.125% Senior Notes due 2023: B2E MANUFACTURING, LLC, B2E MICROBIALS, LLC, FOURSTAR MICROBIAL PRODUCTS LLC, Midwest Tropicals LLC, NEXGEN Turf Research, LLC and Quality Pets, LLC. The foregoing description is qualified in its entirety by reference to the full text of the Eighth Supplemental Indenture, which is filed herewith as Exhibit 4.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Seventh Supplemental Indenture, dated as of December 14, 2017, by and among the Company, certain guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 5.125% Senior Notes due 2028.

4.2	Eighth Supplemental Indenture, dated as of December 14, 2017, by and among the Company, certain guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.125% Senior Notes due 2023.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the 5.125% Senior Notes due 2028 and the related guarantees.

5.2	Opinion of Snell & Wilmer L.L.P. regarding the Midwest Tropicals LLC, Quality Pets, LLC, IMS Southern, LLC and IMS Trading, LLC guarantees of the 5.125% Senior Notes due 2028.

5.3	Opinion of Taylor English Duma LLP regarding the Gro Tec, Inc. guarantee of the 5.125% Senior Notes due 2028.

5.4	Opinion of Reed, Mawhinney & Link, PLLC regarding the Gulfstream Home & Garden, Inc. guarantee of the 5.125% Senior Notes due 2028.

5.5	Opinion of Reed, Mawhinney & Link, PLLC regarding the Pets International, Ltd. guarantee of the 5.125% Senior Notes due 2028.

5.6	Opinion of Fennemore Craig, P.C. regarding the Farnam Companies, Inc. guarantee of the 5.125% Senior Notes due 2028.

5.7	Opinion of Godfrey & Kahn, S.C. regarding the Kaytee Products Incorporated and All-Glass Aquarium Co., Inc. guarantees of the 5.125% Senior Notes due 2028.

Exhibit Number	Description

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.2).

23.3	Consent of Taylor English Duma LLP (included in Exhibit 5.3).

23.4	Consent of Reed, Mawhinney & Link, PLLC (included in Exhibits 5.4 and 5.5).

23.5	Consent of Fennemore Craig, P.C. (included in Exhibit 5.6).

23.6	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.7).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: December 14, 2017

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